Exhibit 10.30

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”)
BECAUSE ILEARNINGENGINES, INC. HAS DETERMINED SUCH INFORMATION (I) IS NOT MATERIAL AND
(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUPPLEMENT
to the
Loan and Security Agreement
dated as of October 21, 2021
between
iLearningEngines Inc. (“Borrower”)
and
Venture Lending & Leasing IX, Inc. (“Fund 9”)
and
WTI Fund X, Inc. (“Fund 10”)
(each of Fund 9 and Fund 10, as “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of October 21, 2021 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and Fund 9, on the one hand, and Borrower and Fund 10, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between Fund 9 and Fund 10. Each reference in this Supplement to “Lender” shall mean and refer to each of Fund 9 and Fund 10, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of Fund 9 and Fund 10, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by Fund 9 and/or Fund 10 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 – Additional Definitions:

“Bank” is defined in Part 2, Section 9 hereof.

“Bank Line” is defined in Part 2, Section 9 hereof.

“Commitment” means, as the context may require, the Fund 9 Commitment or the Fund 10 Commitment. Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Designated Rate” means a fixed rate of interest per annum equal to eleven and one-half of one percent (11.50%).

“Fund 9 Commitment” means Fund 9’s commitment to make Growth Capital Loans to Borrower up to the aggregate, original principal amount of Ten Million Dollars ($10,000,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement. The Fund 9 Commitment shall be divided into four (4) tranches in the following amounts: (i) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein as the “First Tranche” of the Fund 9 Commitment; (ii) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein the “Second Tranche” of the Fund 9 Commitment; (iii) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein the “Third Tranche” of the Fund 9 Commitment; and (iv) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein the “Fourth Tranche” of the Fund 9 Commitment.

“Fund 10 Commitment” means Fund 10’s commitment to make Growth Capital Loans to Borrower up to the aggregate, original principal amount of Ten Million Dollars ($10,000,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement. The Fund 10 Commitment shall be divided into four (4) tranches in the following amounts: (i) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein as the “First Tranche” of the Fund 10 Commitment; (ii) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein the “Second Tranche” of the Fund 10 Commitment; (iii) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein the “Third Tranche” of the Fund 10 Commitment; and (iv) Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein the “Fourth Tranche” of the Fund 10 Commitment.

“Growth Capital Loan” means any Loan requested by Borrower and funded by Lender under its Commitment for general corporate purposes of Borrower.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan, (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month, or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Termination Date” means the earlier of: (i) the date Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; and (ii)(A) with respect to the First Tranche of Lender’s Commitment, October 30, 2021, (B) with respect to the Second Tranche of Lender’s Commitment, December 15, 2021 (C) with respect to the Third Tranche of Lender’s Commitment, January 31, 2022, and (D) with respect to the Fourth Tranche of Lender’s Commitment, July 31, 2022.

“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).

“Warrants” is defined in Part 2, Section 3 hereof.

Part 2 – Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Funding of Growth Capital Loan under the First Tranche. Subject to the satisfaction of the terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the First Tranche of Lender’s Commitment from and after the Closing Date up to and including the Termination Date for the First Tranche in an original principal amount up to, but not exceeding, the First Tranche of Lender’s Commitment.

(b) Funding of Growth Capital Loan under the Second Tranche; Additional Conditions Precedent. In addition to the satisfaction of all of the other applicable conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of its Commitment is subject to receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment that: (i) Borrower has a fully-subscribed PIPE on terms acceptable to Lender; (ii) Borrower has completed a PCAOB 2020 financial audit with results satisfactory to Lender; and (iii) at least one outside director reasonably acceptable to Lender (it being understood and agreed that any director appointed in connection with the SPAC Transaction shall be acceptable) has been elected to Borrower’s Board of Directors (the “Second Tranche Additional Conditions Precedent”). Subject to the satisfaction of the Second Tranche Additional Conditions Precedent and the other terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the Second Tranche of Lender’s Commitment from and after the Closing Date up to and including the Termination Date for the Second Tranche in an original principal amount up to, but not exceeding, the Second Tranche of Lender’s Commitment.

(c) Funding of Growth Capital Loan under the Third Tranche; Additional Condition Precedent. In addition to the satisfaction of all of the other applicable conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Third Tranche of its Commitment is subject to receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment, that Borrower has achieved at least 90% of Borrower’s revenue plan during the period commencing on July 1, 2021 and ending on December 31, 2021 (90% * $121,700,000 = $109,530,000) (the “Third Tranche Additional Condition Precedent”). Subject to the satisfaction of the Third Tranche Additional Condition Precedent and the other terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the Third Tranche of Lender’s Commitment from and after the Closing Date up to and including the Termination Date for the Third Tranche in an original principal amount up to, but not exceeding, the Third Tranche of Lender’s Commitment.

(d) Funding of Growth Capital Loan under the Fourth Tranche; Additional Condition Precedent. In addition to the satisfaction of all of the other applicable conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Fourth Tranche of its Commitment is subject to receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment, that Borrower has achieved at least 90% of Borrower’s revenue plan during the period commencing on January 1, 2022 and ending on June 30, 2022 (90% * $149,400,000 = $134,460,000) (the “Fourth Tranche Additional Condition Precedent”)). Subject to the satisfaction of the Fourth Tranche Additional Condition Precedent and the other terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the Fourth Tranche of Lender’s Commitment from and after the Closing Date up to and including the Termination Date for the Fourth Tranche in an original principal amount up to, but not exceeding, the Fourth Tranche of Lender’s Commitment.

(e) Minimum Funding Amount; Maximum Number of Borrowing Requests. Each Growth Capital Loan requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (i.e., One Hundred Twenty-Five Thousand Dollars ($125,000) per Lender). Borrower shall not submit a Borrowing Request more frequently than one time per month. The proceeds of each Growth Capital Loan shall be used to finance Borrower’s general corporate purposes.

(f) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments, commencing after an initial 6-month period of interest-only monthly payments at the Designated Rate. In particular, on the Borrowing Date applicable to each such Growth Capital Loan, Borrower shall pay to Lender: (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs; and (ii) the first interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each of the third, fourth, fifth and sixth consecutive full month thereafter, Borrower shall pay to Lender interest only at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the seventh full month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Lender principal, plus interest at the Designated Rate, in advance, in thirty (30) equal consecutive monthly installments. Notwithstanding anything in this Section 1(e) to the contrary, if Borrower has been operating profitably during the initial 6-month interest only period of a corresponding Growth Capital Loan then, at the option of Borrower, such the interest-only period may be extended by an additional six months, with the 30-month amortization period commencing on the first day of the thirteenth full month after the Borrowing Date of such Loan. If such extension is made then Borrower agrees to execute and deliver to Lender a replacement Note following a request by Lender therefor.

2. Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time by tendering to each Lender a cash payment in respect of such Lender’s Loans in an amount determined by such Lender equal to the sum of: (i) the accrued and unpaid interest on such Lender’s Loans as of the date of prepayment; and (ii) an amount equal to the total amount of all scheduled but unpaid payments of principal and interest that would have been due and payable from the date of prepayment through the stated date(s) of maturity of such Lender’s Loans had they remained outstanding and been paid in accordance with the terms of the related Notes.

3. Issuance of Warrants; Right to Exchange Warrants.

(a) Issuance of Warrants. As additional consideration for the making of its Commitment, Fund 9 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Fund 9 Warrant”). As additional consideration for the making of its Commitment, Fund 10 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Fund 10 Warrant” and sometimes referred to herein with the Fund 9 Warrant, individually, as a “Warrant” and together, as the “Warrants”) The Warrants shall be in form and substance satisfactory to each Lender and Borrower. Borrower acknowledges that Fund 9 has assigned its rights to receive the Fund 9 Warrant to its parent, Venture Lending & Leasing IX, LLC (“LLC9”), and Fund 10 has assigned its rights to receive the Fund 10 Warrant to its parent, WTI Fund X, LLC (“LLC10”). In connection therewith, Borrower shall issue the Warrants directly to LLC9 and LLC10. Upon request of Borrower, Fund 9 shall furnish to Borrower a copy of the agreement in which Fund 9 assigned its rights to receive the Fund 9 Warrant to LLC9, and Fund 10 shall furnish to Borrower a copy of the agreement in which Fund 10 assigned its rights to receive the Fund 10 Warrant to LLC10.

(b) Right to Exchange Warrants.

(i) As a material inducement to Fund 9’s making of the Fund 9 Commitment and entering into the Loan Documents, Borrower irrevocably agrees that upon the occurrence of a Liquidity Event (as defined below) Fund 9 shall have the option (such option, the “Fund 9 Option”) to exchange the Fund 9 Warrant for a cash payment (such cash payment, the “Fund 9 Payment”) in an amount equal to the sum of (i) $1,500,000 and (ii) the product of (x) $1,500,000 and (y) a fraction, the numerator of which is the aggregate, original principal amount of the Growth Capital Loans advanced to Borrower by Fund 9 and the denominator of which is $10,000,000. If Fund 9 exercises the Fund 9 Option then Borrower shall pay or cause to be paid to Fund 9 the Fund 9 Payment by wire transfer on the closing date of such Liquidity Event. Borrower and Fund 9 acknowledge and agree that as long as the Loans remain unpaid, Fund 9’s right to receive the Fund 9 Payment shall be and constitute one of the Obligations secured by the Collateral for purposes of the Loan and Security Agreement and the other Loan Documents; provided, however, that after the Loans have been repaid, Fund 9’s right to receive the Fund 9 Payment shall become an unsecured obligation. Borrower and Fund 9 further acknowledge and agree that the Fund 9 Payment shall be paid by Borrower prior to any payments to Borrower’s stockholders and other creditors (other than Fund 9 in respect of its Loan(s) and Fund 10 in respect of its Loan(s)), and Fund 9’s right to receive the Fund 9 Payment shall survive the payment and satisfaction of all of Borrower’s other Obligations. Borrower acknowledges that Fund 9 may assign its rights to receive the Fund 9 Payment to LLC9. If such assignment is made and if the Fund 9 Option is exercised, Borrower shall make the Fund 9 Payment to LLC9. Upon request, Fund 9 shall furnish to Borrower a copy of the agreement, if any, in which Fund 9 assigned its rights to receive the Fund 9 Payment to LLC9. “Liquidity Event” means the first to occur of: (i) the closing of any merger or consolidation (or similar transaction) of Borrower into or with another entity after which the stockholders of Borrower immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Borrower or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Borrower in a single transaction or series of related transactions; (iii) the closing of any sale or transfer by Borrower or its stockholders of fifty percent (50%) or more of the voting power of Borrower in a transaction or series of related transactions; (iv) the consummation of a sale of Borrower’s securities pursuant to a registration statement filed by Borrower under the Securities Act (or pursuant to the laws of the jurisdiction in which the offering is completed), in connection with the first direct offering, underwritten offering or any other offering of Borrower’s securities to the general public that occurs after the date hereof; (v) the closing of any SPAC Transaction; (vi) the closing of a transaction the constitutes a shareholder buyout; or (vii) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s Certificate of Incorporation, as amended and restated from time to time.

(ii) As a material inducement to Fund 10’s making of the Fund 10 Commitment and entering into the Loan Documents, Borrower irrevocably agrees that upon the occurrence of a Liquidity Event Fund 10 shall have the option (such option, the “Fund 10 Option”) to exchange the Fund 10 Warrant for a cash payment (such cash payment, the “Fund 10 Payment”) in an amount equal to the sum of (i) $1,500,000 and (ii) the product of (x) $1,500,000 and (y) a fraction, the numerator of which is the aggregate, original principal amount of the Growth Capital Loans advanced to Borrower by Fund 10 and the denominator of which is $10,000,000. If Fund 10 exercises the Fund 10 Option then Borrower shall pay or cause to be paid to Fund 10 the Fund 10 Payment by wire transfer on the closing date of such Liquidity Event. Borrower and Fund 10 acknowledge and agree that as long as the Loans remain unpaid, Fund 10’s right to receive the Fund 10 Payment shall be and constitute one of the Obligations secured by the Collateral for purposes of the Loan and Security Agreement and the other Loan Documents; provided, however, that after the Loans have been repaid, Fund 10’s right to receive the Fund 10 Payment shall become an unsecured obligation. Borrower and Fund 10 further acknowledge and agree that the Fund 10 Payment shall be paid by Borrower prior to any payments to Borrower’s stockholders and other creditors (other than Fund 9 in respect of its Loan(s) and Fund 10 in respect of its Loan(s)), and Fund 10’s right to receive the Fund 10 Payment shall survive the payment and satisfaction of all of Borrower’s other Obligations. Borrower acknowledges that Fund 10 may assign its rights to receive the Fund 10 Payment to LLC10. If such assignment is made and if the Fund 10 Option is exercised, Borrower shall make the Fund 10 Payment to LLC10. Upon request, Fund 10 shall furnish to Borrower a copy of the agreement, if any, in which Fund 10 assigned its rights to receive the Fund 10 Payment to LLC10.

4. Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and Lender’s Commitment shall have been approved. If this condition is not satisfied, the aggregate $50,000 commitment fee (the “Commitment Fee”) previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall make a payment to Lender in an amount equal to $12,500 (i.e., $25,000 in the aggregate (each, a “Documentation Fee” and together, the “Documentation Fees”)), which payment shall be deemed to fully reimburse each Lender pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens. Borrower and each Lender acknowledge and agree that such Lender’s Documentation Fee will be debited on the Closing Date from the Primary Operating Account through an ACH transfer initiated by such Lender. In addition, if such Lender’s Documentation Fee is not paid to such Lender in accordance with the terms of the preceding sentence then such Lender shall have the right to debit its Documentation Fee at any time from the Primary Operating Account through an ACH transfer.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal and interest, as well as the Documentation Fees, will be automatically debited from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account. Lender may rely on account information provided by Borrower in a wire transfer or other request without investigation and Borrower bears the entire risk of wire or other transfers to the wrong account because of incorrect account information provided by Borrower.

8. Additional Agreements. Borrower and Lender agree that ten percent (10%) of the original principal amount of each Growth Capital Loan shall be set aside by Borrower and not spent in the ordinary course of Borrower’s business (the “Reserve”). Borrower and each Lender further agree that the Reserve shall be used by Borrower to run a sale process in the event Borrower’s investors discontinue funding Borrower’s operations. As long as the Loans are outstanding, Borrower and each Lender agree that the Reserve shall be maintained in a Deposit Account designated to hold the Reserve at a bank mutually acceptable to Borrower and such Lender with respect to which Borrower and such Lender (or an Affiliate thereof) shall have entered into an agreement that will perfect such Lender’s Liens thereon by control in accordance with Article 9 of the UCC (such Deposit Account being referred to herein as the “Reserve Account”). In order to ensure compliance with the terms of this Section 8, Borrower agrees that either such agreement shall provide such Lender with immediate control over the Reserve Account or such Lender may deliver immediately to the bank a notice of exclusive control (or equivalent) so that in either case the bank will, for so long as the Loans are outstanding, (i) comply only with such Lender’s instructions as to the withdrawal or disposition of any funds in the Reserve Account (and to any other matters relating to the Reserve Account), without Borrower’s further consent, and (ii) not comply with any instructions from Borrower concerning the Reserve Account and any funds therein. Borrower and Lenders agree that the Reserve in the Reserve Account will be used by Lenders in their discretion to pay the costs and expenses associated with the disposition of the Collateral and/or the consummation of a Liquidity Event if Lenders have the right to take such actions pursuant to the Loan Documents. Notwithstanding the foregoing, Lenders agree that (i) unless and until an Event of Default has occurred and is continuing, Lenders will not take any action to cause the funds in the Reserve Account to be withdrawn or disbursed for any purpose without the prior written consent of Borrower, and (ii) to the extent that the balance of the Reserve Account is at any time in excess of the required Reserve, Borrower may withdraw such excess funds at its discretion. This Section 8 shall terminate if Borrower has received gross cash proceeds of at least $50,000,000 from the offer and sale of Borrower’s equity securities in a single transaction or if Borrower has achieved cash flow positive operations of at least $1,000,000 for three consecutive quarters.

9. Subordination of Lien Priority for Bank Line. Subject to the conditions precedent in the following proviso, upon written notice of Borrower to Lender, each Lender agrees that it shall subordinate the priority of the Liens granted to such Lender pursuant to the Security Documents to the Collateral (the “Bank Priority Collateral”), concurrent with the closing of a transaction between Borrower and a bank (“Bank”) which provides for a revolving line of credit to Borrower (the “Bank Line”), provided that as a condition precedent to such partial subordination: (i) no Default or Event of Default shall have occurred and be continuing; and (ii) Lenders, Bank and Borrower shall have entered into an intercreditor agreement, in form and substance reasonably acceptable to Lenders (the “ICA”), setting forth Lenders’ and Bank’s rights and obligations with respect to their respective Liens in the Bank Priority Collateral; provided further than Borrower may not draw any funds under the Bank Line until a SPAC Transaction has been consummated and Borrower has received at least $100,000,000 therefrom. Lenders agree to negotiate in good faith and to enter into the ICA.

Part 3 – Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

b)	Its Equipment is located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

c)	Its Inventory is located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

d)	Its Records are located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: NA

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: iHealthEngines

g)	Its state of incorporation identification number is: [***]

h)	Its U.S. federal tax identification number is: [***]

i)	Including Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains the following Deposit Accounts and investment accounts:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

Part 4 – Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

ILEARNINGENGINES INC.

	By:	/s/ Harish P.K. Chidambaran
	Name:	Harish P.K. Chidambaran
	Title:	Chief Executive Officer

Address for Notices:	6701 Democracy Boulevard, Suite 300
Bethesda MD, 20817
Attn: Harish P.K. Chidambaran
Fax #:[***]
Phone #: [***]

LENDER:

VENTURE LENDING & LEASING IX, INC.

	By:	/s/ Rodolfo Ruano
	Name:	Rodolfo Ruano
	Title:	Vice President

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax #: [***]
Phone #: [***]

LENDER:

WTI FUND X, INC.

	By:	/s/ Rodolfo Ruano
	Name:	Rodolfo Ruano
	Title:	Vice President

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax #: [***]
Phone #: [***]

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF BORROWING REQUEST

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE